News Release Wabtec Reports Strong Fourth Quarter 2022 Results  Sales Growth of 11.2% to $2.31 Billion; Sales Up 15.7% Excluding Impacts of Foreign Currency Exchange  Fourth Quarter Reported GAAP Earnings Per Share of $0.86; Adjusted Earnings Per Share of $1.30  Fourth Quarter Operating Cash Flow of $410 Million; Full-Year Operating Cash Flow of $1.04 Billion  Announced $750 Million Share Buyback Reauthorization and 13% Increase in Quarterly Dividend  Strong Visibility From $22.4 Billion Multi-Year Backlog PITTSBURGH, February 15, 2023 – Wabtec Corporation (NYSE: WAB) today reported fourth quarter 2022 GAAP earnings per diluted share of $0.86, down 15.7% versus the fourth quarter of 2021. Adjusted earnings per diluted share were $1.30, up 10.2% versus the same quarter a year ago. Fourth quarter sales were $2.31 billion and cash from operations was $410 million. “The Wabtec team finished a strong 2022 as evidenced by higher sales, margin expansion and increased earnings,” said Rafael Santana, Wabtec’s President and CEO. “We remained resilient by focusing on operational excellence as we continued to deliver for our customers and shareholders. The team’s relentless focus on execution combined with underlying business momentum enabled us to deliver strong results despite a volatile environment that included significant headwinds from the impact of Russia sanctions, negative foreign currency exchange, supply chain constraints and higher input costs.” “Looking ahead, Wabtec enters 2023 with momentum across the business and is well- positioned to drive profitable growth as the team continues to deliver for our customers and shareholders. Our differentiated portfolio of products and technologies, expansive global installed base, and multi-year backlog position us to remain highly resilient in an increasingly dynamic and challenging macro environment.” 2022 Fourth Quarter Consolidated Results $ in millions except earnings per share and percentages; margin change in percentage points (pts) Fourth Quarter 2022 2021 Change Net Sales $ 2,306 $ 2,073 11.2% GAAP Gross Margin 28.3% 31.5% (3.2 pts) Adjusted Gross Margin 29.6% 31.7% (2.1 pts)

News Release GAAP Operating Margin 10.7% 12.7% (2.0 pts) Adjusted Operating Margin 15.3% 16.1% (0.8 pts) GAAP Diluted EPS $0.86 $1.02 (15.7%) Adjusted Diluted EPS $1.30 $1.18 10.2% Cash Flow from Operations $ 410 $ 314 30.6% Operating Cash Flow Conversion 147% 99%  Sales increased 11.2% compared to the year-ago quarter driven by significantly higher Freight segment sales, partially offset by lower Transit segment sales. On a constant currency basis, consolidated sales were up 15.7%.  GAAP operating margin was down 2.0 percentage points due to higher restructuring costs. Adjusted operating margin was lower due to unfavorable sales mix and increased technology spend in the quarter.  GAAP EPS declined due to higher restructuring costs related to the Integration 2.0 program. Adjusted EPS increased from the year-ago quarter primarily due to higher sales and disciplined cost management. 2022 Fourth Quarter Freight Segment Results Net sales $ in millions; margin change in percentage points (pts) Fourth Quarter 2022 2021 Change Net Sales $ 1,669 $ 1,425 17.1% GAAP Gross Margin 28.9% 31.9% (3.0 pts) Adjusted Gross Margin 29.4% 32.1% (2.7 pts) GAAP Operating Margin 12.5% 14.5% (2.0 pts) Adjusted Operating Margin 17.0% 18.7% (1.7 pts)  Freight segment sales for the fourth quarter were up across all product groups, with very strong growth in Digital Electronics, Services, and Equipment. On a constant currency basis, sales were up 18.6%.  GAAP operating margins and adjusted operating margin were lower as a result of unfavorable mix and increased technology spend during the quarter, partially offset by operational efficiencies and disciplined cost management. 2022 Fourth Quarter Transit Segment Results Net sales $ in millions; margin change in percentage points (pts) Fourth Quarter 2022 2021 Change Net Sales $ 637 $ 648 (1.7%) GAAP Gross Margin 26.7% 30.6% (3.9 pts) Adjusted Gross Margin 30.3% 30.9% (0.6 pts)

Wabtec CORPORATION News Release

GAAP Operating Margin	*9.9%*	*12.2%*	*(2.3 pts)*
Adjusted Operating Margin	*14.8%*	*13.6%*	*1.2 pts*

- Transit segment sales for the fourth quarter were down versus last year due to unfavorable foreign currency exchange. On a constant currency basis, sales were up 9.3%.
- GAAP operating margin was down as a result of higher restructuring costs, while adjusted operating margin benefited from increased productivity and a strong cost discipline.

Backlog

Backlog $ in millions	December 31,		
	2022	2021	Change
12-Month Backlog	$ 6,760	$ 6,268	7.8%
Total Backlog	$ 22,441	$ 22,169	1.2%

At December 31, 2022 the multi-year backlog was $272 million higher than December 31, 2021 and excluding unfavorable foreign currency exchange, the multi-year backlog increased $680 million, up 3.1%.

Cash Flow and Liquidity Summary

- During the fourth quarter, the Company generated cash from operations of $410 million versus $314 million in the year ago period. Cash from operations was driven by favorable working capital changes.
- At the end of the quarter, the Company had cash, cash equivalents, and restricted cash of $541 million and total debt of $4.0 billion. At December 31, 2022, the Company's total available liquidity was $2.29 billion, which includes cash, cash equivalents, and restricted cash plus $1.75 billion available under current credit facilities.
- During the fourth quarter, the Company repurchased $73 million of Wabtec shares, bringing the full year total to $473 million.
- Wabtec's Board of Directors announced a $750 million share buyback reauthorization and a 13% increase in the quarterly dividend to 17 cents per share. The Board of Directors also declared a regular quarterly common dividend of 17 cents per share, payable on March 10, 2023 to holders of record on February 24, 2023.

2023 Financial Guidance

- Wabtec issues 2023 financial guidance with sales expected to be in a range of $8.7 billion to $9.0 billion. Adjusted earnings per diluted share is expected to be in a range of $5.15 to $5.55.
- For full year 2023, Wabtec expects strong cash flow generation with operating cash flow conversion greater than 90 percent.

Conference Call Information

Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec's new website at www.WabtecCorp.com and click on "Events &

News Release Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 9828578). About Wabtec Corporation Wabtec Corporation (NYSE: WAB) is focused on creating transportation solutions that move and improve the world. The Company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at: www.WabtecCorp.com Information about non-GAAP Financial Information and Forward-Looking Statements Wabtec’s earnings release and 2023 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense, adjusted earnings per diluted share and operating cash flow conversion. Wabtec is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for restructuring and transaction costs. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the Company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

News Release This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements regarding: Wabtec’s plans, objectives and intentions; Wabtec’s expectations about future sales, earnings and cash conversion; Wabtec’s expectations for evolving global industry, market and macro-economic conditions and their impact on Wabtec business; synergies and other expected benefits from Wabtec’s acquisitions; Wabtec’s expectations for production and demand conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, inflation, supply chain disruptions, foreign currency exchange, and industry consolidation; (2) changes in the financial condition or operating strategies of Wabtec’s customers; (3) unexpected costs, charges or expenses resulting from acquisitions and potential failure to realize synergies and other anticipated benefits of acquisitions, including as a result of integrating acquired targets into Wabtec; (4) inability to retain and hire key personnel; (5) evolving legal, regulatory and tax regimes; (6) changes in the expected timing of projects; (7) a decrease in freight or passenger rail traffic; (8) an increase in manufacturing costs; (9) actions by third parties, including government agencies; (10) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, (11) potential disruptions, instability, and volatility in global markets from the imposition of economic sanctions on Russia resulting from the invasion of Ukraine; (12) cybersecurity and data protection risks and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

News Release Wabtec Investor Contact Kristine Kubacki, CFA / kristine.kubacki@wabtec.com / 412-450-2033 Wabtec Media Contact Tim Bader / tim.bader@wabtec.com / 682-319-7925